EMPLOYMENT AGREEMENT


     THE EXECUTIVE'S EMPLOYMENT AGREEMENT AMENDMENT, dated as of the 10th day of July, 1998 (the "Agreement"), between Orion Capital Corporation, a Delaware corporation (the "Company"), and W. Marston Becker ("Executive"); WHEREAS, the Company and the Executive entered into an Employment Agreement, dated October 31, 1995 (the "Original Agreement"); and WHEREAS, as a result of the assumption by the Executive of additional duties and responsibilities with the Company, Company and the Executive desire to amend and restate the Original Agreement. NOW, THEREFORE, the Company and Executive hereby agree that the Original Agreement shall be amended and restated in its entirety to provide as follows:
EMPLOYMENT. The Company hereby employs Executive to render services as the Chairman and Chief Executive Officer of the Company. The Executive shall have such responsibilities, perform such duties and have such authorities as are consistent with the Executive's position as the Chairman and Chief Executive Officer of the Company, reporting to, and subject only to the direction and control of, the Board of Directors of the Company (the "Board"). The Executive hereby accepts such employment and agrees to render the Executive's services (unless prevented by sickness, injury or other incapacity) fully, faithfully, and to the best of the Executive's ability. The Executive's services shall be exclusive to the Company, except that with the prior approval of the Executive Committee of the Board, the Executive may serve as a compensated member of the board of directors of other, "for profit" unaffiliated corporations. PLACE OF
EMPLOYMENT. The Company agrees that the Executive will be located, and will render such services (subject to necessary and appropriate business related travel), at the Company's office in Farmington, Connecticut. TERM. The term of the Executive's employment with the Company ("Term") under the Executive's Agreement shall be for a period of two (2) years, commencing on July 10, 1998 and ending on July 10, 2000, which ending date shall automatically be extended by one (1) additional day for each day of the Executive's employment with the Company after July 10, 1998, unless either party shall at any time have given written notice to the other of its or the Executive's intention not further to extend the Term. COMPENSATION AND BENEFITS. Base Salary. The Company shall pay to the Executive a base salary (the "Base Salary") at an annual rate of not less than $410,000. The Executive's Base Salary during the Term may be increased by such amount as shall be determined by the Board in its discretion. Once established at any specific rate, the Executive's Base Salary shall not be reduced. The Base Salary shall be payable to the Executive in installments on the Company's normal payroll dates. Incentive Compensation and Stock Awards. The Executive shall have the opportunity to participate in long-term and short-term incentive or performance plans or programs and in stock option and stock award plans of the Company to the same extent as other senior executive employees. Expenses. The Executive is authorized to incur and shall be reimbursed for reasonable business, entertainment and other related expenses (including all travel and living expenses while away from home on Company business or at the request of the Company) in the performance of the Executive's duties. The Executive shall comply with the Company's expense and reimbursement policies as in effect at the time the expense is incurred. Other Benefit Plans. The Executive shall participate in, and shall be entitled to receive benefits under, and in accordance with, the provisions of any health, life insurance, disability, deferred compensation, profit sharing and savings or other employee benefit plan or plans adopted, or to be adopted, by the Company and which are generally applicable to senior executive employees of the Company. Disability Insurance. In addition to the other benefits offered the Company shall also maintain, at its expense, an executive long-term disability insurance policy ("Policy") for the Executive providing the Executive with benefits in the event of a "disability" as such term is defined in the Policy (for all purposes of this Agreement, "Disability"). The annual benefit payable under the Policy in the event of a Disability shall be equal to an annual rate of 66.66% of the Executive's Base Salary or as close there too as reasonably available. PAID TIME OFF. The Executive shall be entitled to paid time off of not less than five (5) weeks during each calendar year, earned on a per pay period basis ("Paid Time Off"). TERMINATION. Death or Disability. The Executive's employment under this Agreement shall terminate upon the Executive's death or Disability. Cause. The Board may terminate the Executive's employment for Cause. For purposes of the Executive's Agreement, the Board shall have "Cause" upon: (A) the commission by the Executive of any felonious act or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, (B) the willful and continued failure of the Executive to substantially perform his duties (other than as a result of incapacity due to physical or mental injury or illness) which duties the Executive has been directed in writing to perform by the Board; or (C) the Executive engaging in willful misconduct or is grossly negligent in the performance of the Executive's duties hereunder, or (D) the Executive's failure to comply with the policies or procedures of the Company. No action or failure to act, by the Executive shall be considered "willful" if it is determined by the Board to have been done by the Executive in good faith and with the reasonable belief that the Executive's action or omission is in the best interest of the Company. Early Termination. Either the Executive or the Board shall have the right to terminate the Executive's employment at any time for any reason whatsoever (an "Early Termination"); provided, however, that the Board or its successor, may not, pursuant to this Section 6 (c), elect an Early Termination from the date of the occurrence of a Change in Control until after the expiration of twelve (12) calendar months following the calendar month in which the Change in Control has occurred. ----------------- Change in Control. At any time within the twelve (12) calendar months following the month in which a Change in Control shall have occurred, the Board or the Executive shall have the right to terminate the Executive's employment for any reason whatsoever. For purpose this Agreement, a "Change in Control" shall be deemed to have occurred upon the earliest to happen of the following: -----------------

     (1) The acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") by any person or entity or any group of persons or entities who constitute a group (within the meaning of Rule 13d-3 of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, of any securities of the Company if, as a result of such acquisition, such person, entity or group either (1) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (2) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (2) A change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors. A "Continuing Director" means, as of any date of determination, any member of the Board who (i) was a member of such Board on the date of this Agreement (ii) was nominated and elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election; or (3) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or more transactions) of all or substantially all of the Company's assets.

     Notice of Termination. A written notice to the other party ("Notice of Termination") must in order to be effective, precede any termination pursuant to
Section 6 (b), (c) or (d). A Notice of Termination shall indicate the specific provision in the Executive's Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. --------------------- Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, or by reason of the Executive's Disability, the date all of the conditions to constitute a Disability have occurred, or if upon expiration of the Term, the last day of the Term, (ii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, and (iii) if the Executive's employment is terminated by reason of the occurrence of a Change of Control or upon an Early Termination, the date which is seven (7) days after the date of which the Notice of Termination is given. COMPENSATION AND BENEFITS UPON TERMINATION. Upon termination of the Executive's employment for any reason whatsoever (including Cause), the Executive shall receive such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant and shall be paid the balance of the Executive's earned but unpaid Base Salary and Paid Time Off with the additions described below.

         Involuntary   Termination  -  Upon  the  Company's  election  of  Early
Termination pursuant to Section 6 (c) for reasons other than Cause, the following additional provisions shall apply:

     Severance Pay - The Executive shall continue to receive Base Salary for two
(2) years after the Date of Termination. Bonus - The Executive shall receive a prorated portion of the Executive's bonus, if any, as determined by the Board based on the Company's actual performance during the fiscal year in which the Executive's Date of Termination occurs. Such determination to be made at termination and payment will be made at the same time that bonus consideration and payments for other senior executive employees for the same performance period are made. Car Allowance - The Executive shall continue to receive a car allowance for the two- (2) year period after the Executive's Date of Termination. The amount of such car allowance shall equal the amount, if any, being received by the Executive as of the Date of Notice. Long-Term Incentive - The Executive shall continue to vest for the two- (2) year period following the Executive's Date of Termination. 401(k) Profit Sharing and Supplemental Benefit Plans - The Executive shall continue to be treated as a participant in all such plans in which the Executive had been a participant on the date of the Notice of Termination, based on then applicable and corresponding elections and contribution rates, for the 2-year period following the Executive's Date of Termination. If such amounts cannot be paid to the plans, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans). The Executive shall be allowed to change the Executive's payment election under the terms of such Supplemental Benefit Plan at the Executive's Date of Termination. Deferred Compensation Plan - The Executive shall cease participation as of the Executive's Date of Termination and shall be allowed to change the Executive's payment election under the terms of such Deferred Compensation Plan at the Executive's Date of Termination. Split Dollar Life Insurance - The Executive shall have the option to purchase the Company's interest in the split dollar policy on the Executive's Date of Termination or expiration of the Term, for an amount equal to the sum of the premiums paid to date of transfer by the Company.

     Involuntary Termination for Cause. In the event the Executive is terminated for Cause, the Executive shall receive only such benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant and shall be paid the balance of the Executive's earned but unpaid Base Salary and Paid Time Off as of the Executive's Date of Termination. ----------------------------------



     Death. In the event of the Executive's death, the following additional provisions shall apply:

              Base Salary - The Executive's Base Salary shall continue to be paid to the Executive's named beneficiary for six months immediately following the date of death.
              Bonus - A prorated portion of the Executive's bonus, if any, as determined by the Board of Director's based on the Company's actual performance during its fiscal year of the Executive's death shall be payable to the Executive's named beneficiary. Such determination and payment will be made at the same time that bonus consideration and payments for other senior executive for the same performance period are made.

     Disability. In the event of the Executive's Disability, the following additional provisions shall apply:

     Bonus - The Executive shall receive a prorated portion of the Executive's bonus, if any, as determined by the Board based on the Company's actual performance during the fiscal year in which the Date of Termination occurs. Such determination and payment will be made at the same time that bonus consideration and payments for other senior executives for the same performance period are made. Split Dollar Life Insurance -The Company shall assign to the Executive, without charge or cost, the Company's interest in the Executive's split dollar policy.

     Change in Control. In the event of termination following a Change in Control the following provisions shall apply.

     Severance Pay - The Executive shall receive Base Salary for 3 years after the Executive's Date of Termination. Bonus - The Executive shall receive a prorated portion of the Executive's bonus, if any, as determined by the Board based on the Company's actual performance during the fiscal year in which the Executive's Date of Termination occurs but not less than the bonus for the prior fiscal year. Such determination and payment will be made at the same time that bonus consideration and payments for other senior executive for the same performance period are made. Car Allowance - The Executive shall continue to receive a car allowance for the 3- year period after the Executive's Date of Termination. The amount of such allowance shall equal the amount, if any, being received by the Executive as of the date of the Change in Control 401(k) Profit Sharing and Supplemental Benefit Plans - The Executive shall continue to be treated as a participant in all such plans in which the Executive shall have been a participant on the date Notice of Termination, based on then applicable and corresponding elections and contribution rates, for the 3-year period commencing on the Executive's Date of Termination. If such amounts cannot be paid to the plans, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans). The Executive shall be allowed to change the Executive's payment election under the terms of such Supplemental Benefit Plan at the Executive's Date of Termination. 1 Deferred Compensation Plan - The Executive shall cease participation as of the Executive's Date of Termination and shall be allowed to change the Executive's payment election under the terms of such Deferred Compensation Plan at the Executive's Date of Termination. Split Dollar Life Insurance - The Company shall continue to pay the premium related to the Executive's participation in the Split Dollar Life Insurance Plan for the 3-year period commencing on the Executive's Date of Termination. The Executive shall have the option to purchase the Company's interest at the end of such 3-year period for an amount equal to the sum of the premiums paid to date by the Company Long Term Incentives - All awards made to the Executive under long-term incentive plans or programs shall immediately vest and be payable and all restrictions shall lapse.

     Continuation of Agreement Provisions. The termination of the Executive's employment for any reason whatsoever shall not operate to terminate the Executive's Agreement as an entirety or adversely affect the respective continuing rights and obligations of the parties under Sections 4(c), 7, 8, 9 and 10 of the Executive's Agreement, all of which shall survive the effective date of such termination of employment in accordance with their respective terms. ------------------------------------ EXCISE TAX. ---------- It is the
intention of this provision that the Executive receive a net amount, after payment of all Excise Taxes (including Excise Taxes on any Excise Tax
Adjustment) equal to the aggregate compensation, benefits and other amounts which gave rise to the Excise Tax. (a) In the event that Executive receives or derives from the Company or otherwise any compensation, benefit or any amount under any option plan, performance plan, or incentive plan, which is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Excise Tax"), then the Executive shall be entitled to receive from the Company an Excise Tax Adjustment Payment equal to the amount of all applicable U.S. federal, state and local taxes (computed at the maximum marginal rates and including interest penalties and any cost of contest or defense) including Excise Tax imposed upon the Excise Tax Adjustment Payment. The amount of the any Excise Tax Adjustment Payment to be made shall be determined, at the Company's expense, by a nationally recognized accounting firm acceptable to the Executive and the Company.

     (b) The Executive shall notify the Company in writing promptly of any written claim by the IRS that would require the payment of the Excise Tax Adjustment Payment. The Company may elect, by notifying the Executive in writing within thirty (30) days of its receipt of Executive's notice, to contest such claim and/or to retain legal counsel selected by the Company to represent the Executive. Such contest will be at the Company's sole cost and expense and the Company shall advance any amounts required to be paid in respect of such Excise tax or the contest thereof. The Executive shall cooperate fully with the Company in good faith including permitting the Company to participate in any proceedings relating to such claim or contest and giving the Company any information reasonably requested by the Company relating to such claim or contest.

     (c) The Company shall be entitled to control all proceedings, conferences, and appeals it may elect to take, but only with respect to the Excise Tax, and may sue for a refund or contest the claim in any permissible manner provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Executive shall promptly pay to the Company the amount of any refund with respect to such claim (together with any interest paid or credited thereon but after payment by Executive of any taxes applicable thereto).

CONFIDENTIAL INFORMATION: COMPETITION.
   Except as necessary or appropriate to the proper performance of the Executive's duties, or with the prior written consent of the Company, or as ordered by a court of competent jurisdiction, the Executive shall not at any time either during the continuance of the Executive's employment or after its termination disclose or communicate to any person or use for the Executive's own benefit or the benefit of any person other than the Company or any subsidiary or affiliate any information relating to the Company or any subsidiary or affiliate that is not generally known to the public ("Confidential Information") which may come to the Executive's knowledge in the course of the Executive's employment, and the Executive shall during the continuance of the Executive's employment use the Executive's best endeavors to prevent the unauthorized publication or misuse of any Confidential Information, provided that such restrictions shall cease to apply to any Confidential Information which may enter the public domain other than through the fault of the Executive.

     During the Term and for a period of two (2) years following an Early Termination the Board, or for a period of three (3) years following Executive's termination following a Change in Control, the Executive agrees not to carry on or set up or be employed or engaged by or otherwise assist in or be interest in any capacity (including without limitation as a shareholder) in any State of the United States of America or in any foreign country in which the Company or any subsidiary or affiliate thereof is conducting business, any business materially competitive to that being carried on by the Company or any subsidiary or affiliate thereof; provided, however, that the ownership by the Executive for investment purposes (directly or through nominees) of not more than 5% of the outstanding stock of any corporation which is publicly held and traded shall not be deemed to be violation of this Agreement. The Executive will not solicit, entice away, or otherwise encourage any executive or other employee of the Company or its subsidiaries or affiliates to leave his or her employment in order to join the Executive in any business endeavor, nor shall the Executive aid, promote, encourage or be a party to any acts, the effect of which would divert, diminish or prejudice the goodwill or business of the Company or any of its subsidiaries or affiliates. The agreements by the Executive in this Section 9 are intended to be separate and severable and enforceable as such. MERGER OR REORGANIZATION. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the Executive and the surviving or resulting corporation or the corporation to which such assets shall be transferred, and the Company shall require the successor to the Company, as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company), to expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any successor to all or a substantial portion of its business and/or assets as aforesaid. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of the Executive's own attorney and the expense of the Executive's witnesses and all other expenses connected with the presentation of the Executive's case. All other costs of the arbitration, including the cost of the third arbitrator, the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

     Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's agreements in Section 9 hereof. NON-ASSIGNABILITY. The obligations of the Executive hereunder are personal and may not be delegated, assigned or transferred by the Executive in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. AMENDMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by both of the parties hereto. NOTICES. ---- -- All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to the other party as follows:

                           if to the Executive, to:

                              W. Marston Becker
                              48 Ledyard Road
                              West Hartford, CT06117

                           if to the Company, to:

                              Orion Capital Corporation
                              9 Farms Spring Road
                              Farmington, CT 06032
                              Attn:  Secretary

     or at such other place as may be designed in writing by like notice. Any notice shall be deemed to have been delivered when addressed as required herein and deposited postage paid, in the United States Mail. WAIVER: MODIFICATION. ----------- --------- No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Board. The waiver by either party of any breach by the other party, or compliance with, any condition or provision of this Agreement to be performed by such other party shall not be deemed a waiver of the same provisions or conditions at any other time, nor shall it be deemed a waiver of any other provisions or conditions at any time. SEVERABILITY. The various Sections of this Agreement are severable, and if any Section or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Connecticut, without reference to any conflict of law rules. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement. BENEFICIARIES: REFERENCES. The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of the Executive's incompetence, all references in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's beneficiary, estate or other legal representative. ACTIONS FOR THE BOARD. Any reference in this Agreement to the Board shall include the Compensation Committee thereof and any officers of the Company to which the Board or the Compensation Committee thereof has by resolution delegated any explicit authority or responsibilities with respect to this Agreement.

TAX WITHHOLDINGS.
   All payments to the Executive hereunder shall be subject to such withholding of Federal, state and local income and excise taxes and to such employment taxes as shall be reasonably determined by the Company to be required.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.


                            ORION CAPITAL CORPORATION


                                       By:
                -------------------------------------------------
                                      Name:
                      -------------------------------------
                                     Title:
                      -------------------------------------

                                    EXECUTIVE


                                       By:
                -------------------------------------------------
                             Name: W. Marston Becker





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